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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                               ________________


                                   FORM 8-K


                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of Earliest Event Reported)  January 14, 1999


                                 ____________


                          LOCKHEED MARTIN CORPORATION

            (Exact name of registrant as specified in its charter)



           Maryland                        1-11437                52-1893632
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
     Incorporation)                                          Identification No.)


6801 Rockledge Drive, Bethesda, Maryland                   20817
(Address of principal executive offices)                (Zip Code)



                                (301) 897-6000
             (Registrant's telephone number, including area code)


                                 ____________


                                Not Applicable
            (Former name or address, if changed since last report)


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Item 5.  Other Events

     On January 14, 1999, Mohammad Yousefi and David Kane, on behalf of themselves and on behalf of purchasers of Lockheed Martin Corporation ("Corporation") Common Stock between August 13, 1998 and December 23, 1998, filed a purported class action lawsuit against the Corporation and six of its officers and directors (Vance Coffman, Marcus Bennett, James Blackwell, Thomas Corcoran, Vincent Marafino and Norman Augustine). The complaint alleges that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The complaint further alleges that the statutory safe harbor provided for forward-looking statements does not apply to any of the allegedly false forward-looking statements contained in the Corporation's periodic reports. According to the complaint, class members were damaged because, in reliance on the integrity of the market, they paid artificially inflated prices for the Corporation's Common Stock. Plaintiffs seek a judgment awarding (a) damages and costs; (b) equitable or injunctive relief, including the imposition of a constructive trust upon defendants' insider-trading proceeds; and (c) other just and proper relief. The Corporation intends to vigorously defend against these claims.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    LOCKHEED MARTIN CORPORATION


                                    By: /s/ Marian S. Block
                                       ------------------------------------
                                       Marian S. Block
                                       Vice President, Associate General
                                       Counsel and Assistant Secretary



19 January 1999